================================================================================
As filed with the Securities and Exchange Commission on January 23, 2001
                                                     Registration No. 333-_____
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            -------------------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                            -------------------------

                          MARVELL TECHNOLOGY GROUP LTD.
             (Exact name of Registrant as Specified in Its Charter)

            BERMUDA                                          77-0481679
(State or Other Jurisdiction of                            (I.R.S. Employer
Incorporation or Organization)                            Identification No.)

                            -------------------------

                                 RICHMOND HOUSE,
                                    3RD FLOOR
                              12 PAR LA VILLE ROAD
                                 HAMILTON HM DX
                                     BERMUDA
                                 (441) 296-6395
               (Address, including Zip Code, and Telephone Number,
        including Area Code, of Registrant's Principal Executive Offices)

                            -------------------------

      GALILEO TECHNOLOGY LTD. 1998 NONEMPLOYEE DIRECTORS STOCK OPTION PLAN
                      GALILEO TECHNOLOGY LTD. 1997 GTI STOCK OPTION PLAN
                  GALILEO TECHNOLOGY LTD. 1997 EMPLOYEES' STOCK OPTION PLAN
                          as assumed by the Registrant
                              (Full Title of Plans)

                                  -------------------------

                                  MATTHEW GLOSS
                                CORPORATE COUNSEL
                           MARVELL SEMICONDUCTOR, INC.
                               645 ALMANOR AVENUE
                           SUNNYVALE, CALIFORNIA 94085
                                 (408) 222-2500
 (Name, Address, including Zip Code, and Telephone Number, including Area Code, of Agent for Service)

                            -------------------------

                         CALCULATION OF REGISTRATION FEE
================================================================================

                                                    PROPOSED        PROPOSED
                                                    MAXIMUM          MAXIMUM
                                     AMOUNT         OFFERING        AGGREGATE        AMOUNT OF
     TITLE OF SECURITIES             TO BE           PRICE          OFFERING       REGISTRATION
       TO BE REGISTERED          REGISTERED(1)(3) PER SHARE (2)      PRICE(2)         FEE(4)
------------------------------------------------------------------------------------------------
Common Stock, $0.002 par value      6,834,697         $26.28       $179,615,837      $44,903.96
------------------------------------------------------------------------------------------------

(1) Pursuant to Rule 416(a) of the Securities Act, this Registration Statement also covers shares issued pursuant to antidilution provisions set forth in the stock option plans listed above.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 of the Securities Act. The proposed maximum offering price per share and the proposed maximum aggregate offering price are based upon the average of the high and low sales prices of the Registrant's common stock, as reported on the Nasdaq National Market on January 16, 2001.

(3) Of the 6,834,697 shares being registered hereunder, pursuant to Rule 429 of the Securities Act of 1933, as amended, an aggregate of 2,454,837 shares are being carried forward from the Registrant's prior Registration Statement on Form S-4 (File No. 333-50206).

(4) This amount includes $31,269.71 previously paid in connection with the 2,454,837 shares of common stock being carried forward from the Registrant's prior Registration Statement, as described in footnote (2).


PURSUANT TO RULE 429 UNDER THE SECURITIES ACT OF 1933, AS AMENDED, THE PROSPECTUS CONTAINED IN THIS REGISTRATION STATEMENT ALSO RELATES TO SECURITIES REGISTERED PURSUANT TO THE PRIOR REGISTRATION STATEMENT REFERRED TO IN FOOTNOTE
(3) ABOVE.

                                  INTRODUCTION

        This Registration Statement on Form S-8 is filed by Marvell Technology Group Ltd., a Bermuda corporation (the "Company"), relating to 6,834,697 shares of the Company's common stock, par value $0.002 per share ("Common Stock"), issuable to holders of options issued under the Galileo Technology Ltd. 1998 Nonemployee Directors Stock Option Plan, the Galileo Technology Ltd. 1997 GTI Stock Option Plan and the Galileo Technology Ltd. 1997 Employees' Stock Option Plan (each a "Plan", and collectively, the "Plans"), which were assumed by the Company effective January 21, 2001 pursuant to an Agreement of Merger, dated as of October 16, 2000, among the Company, Galileo Technology Ltd. and Toshack Acquisitions Ltd.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

ITEM 1.  PLAN INFORMATION.*

ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.*

*       Information required by Part I of Form S-8 to be contained in the
        Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the "Securities Act"), and the Note to Part I of Form S-8.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

        The following documents, which previously have been filed by the Company with the Securities and Exchange Commission (the "Commission"), are incorporated herein by reference and made a part hereof:

        a) The Company's prospectus filed on June 27, 2000 pursuant to Rule 424 of the Securities Act, relating to the Company's Registration Statement on Form S-1 (File No. 333-33086);

        b) The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A filed June 22, 2000 (File No. 000-30877), including any amendment or report filed for the purpose of updating such description; and

        c) The Company's quarterly reports on Form 10-Q filed on September 12, 2000 and December 11, 2000.

        All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment hereto that indicates that all securities offered hereunder have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

        For purposes of this Registration Statement, any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated herein by reference modifies or supersedes such statement in such document. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4. DESCRIPTION OF SECURITIES.

        Not applicable.



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

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

        None.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

        Bermuda law permits a company to indemnify its directors and officers, except for any act of fraud or dishonesty. Marvell has provided in its Bye-laws that the directors and officers and the liquidators and trustees, if any, of Marvell will be indemnified and secured harmless to the full extent permitted by law out of the assets of Marvell from and against all actions, costs, charges, losses, damages and expenses incurred by reason of any act done, concurred in or omitted in or about the execution of their duties or supposed duties, or in their respective offices or trusts, and none of them shall be answerable for the acts, receipts, neglects or defaults of the others of them or for joining in any receipts for the sake of conformity, or for any bankers or other persons with whom any moneys or effects belonging to Marvell shall or may be lodged or deposited for safe custody, or for insufficiency or deficiency of any security upon which any moneys of or belonging to Marvell shall be placed out on or invested, or for any other loss, misfortune or damage which may happen in the execution of their respective offices or trusts, or in relation thereto, other than in the case of any fraud or dishonesty. In addition, Marvell has provided in its Bye-laws that each shareholder of Marvell agrees to waive any claim or right of action, individually or in the right of Marvell, against any director or officer of Marvell on account of any action taken by such director or officer, or the failure of such director or officer to take any action, in the performance of his duties with or for Marvell, other than with respect to any matter involving any fraud or dishonesty on behalf of such director or officer. Marvell's Bye-laws provide that the waiver is not applicable to claims arising under United States federal securities laws.

        Bermuda law also permits Marvell to purchase insurance for the benefit of its directors and officers against any liability incurred by them for the failure to exercise the requisite care, diligence and skill in the exercise of their powers and the discharge of their duties, or indemnifying them in respect of any loss arising or liability incurred by them by reason of negligence, default, breach of duty or breach of trust. Marvell has indemnification insurance for its officers and directors.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

        Not applicable.

ITEM 8. EXHIBITS.

Exhibit No.    Description
-----------    -----------
    4.1        Company's Memorandum of Association (incorporated by reference to
               Exhibit 3.1 to the Company's Registration Statement on Form S-1
               (Registration No. 333-33086), as filed with the Securities and
               Exchange Commission on March 23, 2000).

    4.2 Company's Bye-laws (incorporated by reference to Exhibit 3.2 to the Company's amended Registration Statement on Form S-1
               (Registration No. 333-33086), as filed with the Securities and Exchange Commission on June 8, 2000).

    4.3        Form of Common Stock Certificate (incorporated by reference to
               Exhibit 4.1 to the Company's amended Registration Statement on
               Form S-1 (Registration No. 333-33086), as filed with the
               Securities and Exchange Commission on May 5, 2000).

    5.1        Opinion of Conyers Dill & Pearman.

    23.1       Consent of PricewaterhouseCoopers LLP, independent accountants.

    23.2       Consent of Conyers Dill & Pearman (contained in Exhibit 5.1 hereto).

    24         Power of Attorney (contained on signature page hereto).



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

ITEM 9. UNDERTAKINGS.

        (a)    The Company hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                        (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                        (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                        (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

               (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b) The Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by a final adjudication of such issue.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sunnyvale, State of California, on January 19, 2001.

                                       MARVELL TECHNOLOGY GROUP LTD.

                                       By: /s/ Sehat Sutardja
                                           -------------------------------------
                                           Sehat Sutardja
                                           President and Chief Executive Officer



                                POWER OF ATTORNEY

        Each person whose signature appears below constitutes and appoints SEHAT SUTARDJA and GEORGE HERVEY his or her true and lawful attorneys-in-fact and agents, each acting alone, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as full to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

   NAME AND SIGNATURE                       TITLE                                    DATE
   ------------------                       -----                                    ----
/s/ Sehat Sutardja                  Co-Chairman of the Board, President,        January 18, 2001
-----------------------------       and Chief Executive Officer
Sehat Sutardja                      (Principal Executive Officer)


/s/ George Hervey                   Vice President of Finance and               January 18, 2001
-----------------------------       Chief Financial Officer (Principal
George Hervey                       Financial and Accounting Officer)


/s/ Weili Dai                       Executive Vice President,                   January 18, 2001
-----------------------------       Secretary and Director
Weili Dai


/s/ Pantas Sutardja                 Vice President and Director                 January 18, 2001
-----------------------------
Pantas Sutardja


/s/ Diosdado P. Banatao             Co-Chairman of the Board                    January 19, 2001
-----------------------------
Diosdado P. Banatao


/s/ Herbert Chang                   Director                                    January 18, 2001
-----------------------------
Herbert Chang


/s/ John M. Cioffi                  Director                                    January 18, 2001
-----------------------------
John M. Cioffi


/s/ Paul R. Gray                    Director                                    January 21, 2001
-----------------------------
Paul R. Gray


/s/ Ron Verdoorn                    Director                                    January 22, 2001
-----------------------------
Ron Verdoorn


                                    Director                                    January __, 2001
-----------------------------
Avigdor Willenz


                                    Director                                    January __, 2001
-----------------------------
Manuel Alba

                                  EXHIBIT INDEX

Exhibit No.    Description
-----------    -----------
    4.1        Company's Memorandum of Association (incorporated by reference to
               Exhibit 3.1 to the Company's Registration Statement on Form S-1
               (Registration No. 333-33086), as filed with the Securities and
               Exchange Commission on March 23, 2000).

    4.2 Company's Bye-laws (incorporated by reference to Exhibit 3.2 to the Company's amended Registration Statement on Form S-1
               (Registration No. 333-33086), as filed with the Securities and Exchange Commission on June 8, 2000).

    4.3        Form of Common Stock Certificate (incorporated by reference to
               Exhibit 4.1 to the Company's amended Registration Statement on
               Form S-1 (Registration No. 333-33086), as filed with the
               Securities and Exchange Commission on May 5, 2000).

    5.1        Opinion of Conyers Dill & Pearman.

    23.1       Consent of PricewaterhouseCoopers LLP, independent accountants.

    23.2       Consent of Conyers Dill & Pearman (contained in Exhibit 5.1 hereto).

    24         Power of Attorney (contained on signature page hereto).



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